[WINDERWEEDLE, HAINES, WARD & WOODMAN, P.A. LETTERHEAD]




                               September 17, 1997




RoTech Medical Corporation
4506 L.B. McLeod Road
Orlando, Florida  32811

Ladies and Gentlemen:

     This opinion is being delivered in connection with the Agreement and Plan of Merger ("Merger Agreement"), dated as of July 6, 1997, by and among Integrated Health Services, Inc. ("IHS"), IHS Acquisition XXIV, Inc. ("IHS Sub"), and RoTech Medical Corporation ("RoTech"). Pursuant to the Merger Agreement, IHS Sub will merge with and into RoTech (the "Merger"), and RoTech will be the surviving corporation. This opinion is issued with respect to certain federal income tax consequences of the Merger. Reference to such opinion is made in the Proxy Statement/Prospectus of IHS and RoTech dated September 17, 1997.

     All capitalized terms not otherwise defined herein have the meaning assigned to them in the Merger Agreement or the Proxy Statement/Prospectus of IHS and RoTech. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to RoTech in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time of the Merger) and with your permission are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

     1. The Merger Agreement;

     2. The Proxy  Statement/Prospectus  of IHS and RoTech dated  September  17,
1997;

RoTech Medical Corporation
September 17, 1997
Page 2




     3. Representations made to us by IHS and IHS Sub in a letter reproduced as Attachment A hereto;

     4. Representations made to us by RoTech in a letter reproduced as Attachment B hereto;

     5. Such other documents, records and matters of law as in our judgment were necessary or appropriate.

     We have relied, with your permission, solely on the representations of IHS, IHS Sub and RoTech contained in the letters referenced at paragraphs 3 and 4 above as to the matters set forth therein.

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that original documents (including signatures) are authentic, that documents submitted to us as copies conform to the original documents, and that there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes:

     1. The Merger will qualify as a reorganization pursuant to Section 368(a) of the Code;

     2. No gain or loss will be recognized by RoTech as the result of the consummation of the Merger;

     3. No gain or loss will be recognized by a RoTech stockholder upon the exchange of the shares of RoTech Stock for shares of IHS Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in IHS Common Stock; and

     4. A RoTech stockholder who receives cash in lieu of a fractional interest in shares of IHS Common Stock will be treated as if the fractional share were distributed as part of the exchange and then as having received a cash distribution in redemption of such fractional share, which would be taxed as provided in Section 302 of the Code.

RoTech Medical Corporation
September 17, 1997
Page 3



     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

     1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and we cannot provide assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, we cannot provide assurance that future legislative, judicial or administrative changes would not, on either a prospective or retroactive basis, adversely affect the accuracy of the conclusions stated herein. Moveover, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws as they might relate to this opinion.

     2. This opinion addresses only whether the Merger will qualify as a reorganization under Section 368(a) of the Code and the tax consequences listed above. The opinion does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction.

     3. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement. Moreover, we have assumed that all the transactions described in the Merger Agreement have been or will be consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof and that all of the representations, warranties, statements and assumptions upon which we have relied remain true and accurate at all relevant times. Any change after the date hereof in the facts and circumstances surrounding the Merger, or any inaccuracy in the representations, warranties, statements and assumptions upon which we have relied may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     4. This opinion has been delivered to you for the purpose of satisfying the conditions set forth in Section 7.18 of the Merger Agreement and is intended solely for your benefit. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the registration statement on Form S-4 of IHS, of which the Proxy

RoTech Medical Corporation
September 17, 1997
Page 4


Statement/Prospectus is also a part, and further consent to the use of our name whenever appearing in such registration statement, and any amendments thereto.


                                                  Very truly yours,

                                                  WINDERWEEDLE, HAINES, WARD
                                                    & WOODMAN, P.A.


                                                  By:/s/ W. Graham White
                                                     ---------------------------
                                                     W. Graham White

                                                                    ATTACHMENT A


                        INTEGRATED HEALTH SERVICES, INC.
                             10065 RED RUN BOULEVARD
                             OWINGS MILLS, MD 21117


                               September 17, 1997


Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103

Winderweedle, Haines, Ward
         & Woodman, P.A.
Post Office Box 880
Winter Park, Florida 32790-0880


     Re: Merger of IHS Acquisition XXIV, Inc., a wholly-owned subsidiary of Integrated Health Services, Inc., into Rotech Medical Corporation

Gentlemen:

     You have requested that we represent certain matters to you in connection with the opinion that you are rendering with respect to certain federal income tax consequences of the merger (the "Merger") of IHS Acquisition XXIV, Inc. ("IHS Sub"), a wholly-owned subsidiary of Integrated Health Services, Inc. ("IHS") with and into Rotech Medical Corporation ("Rotech"). We recognize that you will rely on this certificate in rendering your opinion pursuant to section
7.18 of the Agreement and Plan of Merger, dated as of July 6, 1997 by and among IHS, IHS Sub, and Rotech (the "Merger Agreement") and in connection with your description of certain federal income tax consequences of the Merger in the Proxy Statement/Prospectus of IHS and Rotech. Unless otherwise specified, the capitalized terms used herein are defined in the Merger Agreement or the Proxy Statement/Prospectus of IHS and Rotech.

             In accordance with your request, we hereby represent to you that the following facts are now true and will continue to be true as of the Effective Time of the Merger:

             1. The Merger is being undertaken to enhance the business of the IHS and the IHS Sub and for other good business purposes of the IHS.

             2. At the Effective Time of the Merger, the fair market value of the IHS stock plus cash in lieu of fractional shares received by each Rotech stockholder will be approximately equal to the fair market value of the Rotech stock surrendered in exchange therefor.

             3. Prior to the Merger, IHS will be in "Control" of IHS Sub. As used in this letter, "Control" means the direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person or entity shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person or entity.

             4. IHS has no plan or intention to redeem or otherwise reacquire any of its stock issued pursuant to the Merger.

             5. Following the Merger, Rotech will hold at least ninety percent (90%) of the fair market value of IHS Sub's net assets and at least seventy percent (70%) of the fair market value of IHS Sub's gross assets held immediately prior to the Merger (other than stock of IHS distributed in the Merger). For the purpose of determining the percentages of the net and gross assets held immediately before the Merger, assets transferred from IHS to IHS Sub in pursuance of the plan of reorganization are not taken into account. Thus, the money transferred from IHS to IHS Sub to be used for the following purposes is not taken into account: (i) to pay additional consideration to the stockholders of Rotech; (ii) to pay creditors of Rotech; (iii) to pay reorganization expenses; or (iv) to enable IHS Sub to satisfy state minimum capitalization requirements (where the money is returned to the controlling corporation as part of the transaction).

             6. Except for transfers described in Section 368(a)(2)(C) of the Code, IHS has no plan or intention to liquidate Rotech; to merge Rotech with or into another corporation including IHS or any of its affiliates; to sell, distribute or otherwise dispose of the capital stock of Rotech; or to cause Rotech to sell or otherwise dispose of any of its assets or of any of the assets acquired from IHS Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation Controlled by Rotech.

             7. IHS Sub will have no liabilities assumed by Rotech and will not transfer to Rotech any assets subject to liabilities in the Merger.

             8. Following the Merger, IHS will cause Rotech to continue the historic business Rotech was conducting immediately before the Merger or cause Rotech to use a significant portion of the historic business assets of Rotech in a business, within the meaning of Treasury Regulation Section 1.368-1(d).

             9. IHS and IHS Sub will pay their expenses, if any, incurred in connection with the Merger, and neither IHS nor IHS Sub will pay the expenses, if any, incurred in connection with the Merger by Rotech or the stockholders of Rotech.

             10. IHS has no plan or intention to cause Rotech to issue additional shares of Rotech stock after the Merger that would result in IHS losing Control of Rotech.

             11. Neither IHS, IHS Sub nor any affiliate of IHS or IHS Sub owns, or has owned during the past five (5) years, directly or indirectly, any shares of Rotech stock or the right to acquire or vote any such stock.

             12. Neither IHS nor IHS Sub is, and will not be at the Effective Time of the Merger, an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

             13. No stockholder of Rotech is acting (or has acted) as agent for IHS or IHS Sub in connection with the Merger or the approval thereof; and neither IHS nor IHS Sub will reimburse (or has reimbursed) any Rotech stockholder for Rotech stock such stockholder may have purchased or for other obligations such stockholder may have incurred as agent for IHS or IHS Sub.

             14. In the Merger, shares of Rotech stock representing Control of Rotech will be exchanged for voting stock of IHS. For purposes of this representation, shares of Rotech stock exchanged for cash or other property originating with IHS or a direct or indirect subsidiary of IHS will be treated as outstanding Rotech stock on the Effective Date of the Merger.

             15. No shares of IHS Sub have been or will be used as consideration for or issued to stockholders of Rotech pursuant to the Merger.

             16. There is no intercorporate indebtedness existing between IHS and Rotech or between IHS Sub and Rotech that was issued, acquired, or will be settled at a discount as a result of the Merger.

             17. The payment of cash in lieu of fractional shares of IHS stock is solely for the purpose of avoiding the expense and inconvenience to IHS of issuing fractional shares and does not represent separately bargained-for consideration.

             18.  The terms of the  Merger  Agreement  and all other  agreements
entered  into  in  connection   therewith  were  the  product  of   arm's-length
negotiations.

             19. None of the shares of IHS stock received by any shareholder of Rotech who is (or was) a service provider to Rotech will be separate consideration for, or allocable to, past or future services (including any employment agreement or any covenants not to compete).

             20. The Merger Agreement represents the full and complete agreement between IHS, IHS Sub and Rotech regarding the Merger, and there are no other agreements regarding the Merger.

             21. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material terms and conditions therein have been waived or modified and neither IHS nor IHS Sub has any plan or intention to waive or modify any such material condition.

             22. Each of the representations made by IHS and IHS Sub in the Merger Agreement, the Proxy Statement/Prospectus, and any other documents associated therewith is true and accurate, and the facts relating to the Merger, as such facts are described in the Proxy Statement/Prospectus, are, insofar as such facts pertain to IHS and IHS Sub, true, correct and complete in all material respects.

             23.   IHS  and  IHS  Sub  are   authorized   to  make  all  of  the
representations set forth herein.

             24. IHS is, and at the Effective Time of the Merger will be, a corporation duly organized under the laws of the State of Delaware. IHS Sub is, and at the Effective Time of the Merger will be, a corporation duly organized under the laws of the State of Florida.

             IHS and IHS Sub will promptly and timely notify Fulbright & Jaworski L.L.P. and Rotech if, after signing this letter, IHS or IHS Sub has reason to believe that (i) any of the facts described herein or in the Proxy Statement/Prospectus or (ii) any of the representations made in this letter are untrue, incorrect or incomplete in any respect.

             In rendering your opinion, you have our permission to attach a copy of this letter to your written opinion.

                                               Very truly yours,

                                               INTEGRATED HEALTH SERVICES, INC.,
                                               a Delaware corporation


                                               By:/s/ Mark Fulchino
                                                  ------------------------------
                                               Title:Vice President - Tax
                                                     ---------------------------

                                               IHS ACQUISITION XXIV, INC.,
                                               a Florida corporation


                                               By:/s/ Mark Fulchino
                                                  ------------------------------
                                               Title:Vice President - Tax
                                                     ---------------------------

                                                                    ATTACHMENT B

                           RoTech Medical Corporation
                         4506 LB. Macleod Road, Suite F
                                Orlando, FL 32811


                               September 17, 1997


Winderweedle, Haines, Ward
   & Woodman, P.A.
Post Office Box 880
Winter Park, Florida  32790-0880

Fulbright & Jaworski, L.L.P.
666 Fifth Avenue
New York, New York   10103

         Re: Agreement and Plan of Merger by and among Integrated Health Services, Inc., IHS Acquisition XXIV, Inc., and RoTech Medical Corporation

Gentlemen:

     You have requested that we represent certain matters to you in connection with the opinion that you are rendering with respect to certain federal income tax consequences of the merger (the "Merger") of IHS Acquisition XXIV, Inc. ("IHS Sub"), a wholly-owned subsidiary of Integrated Health Services, Inc. ("IHS") with and into RoTech Medical Corporation ("RoTech"). We recognize that you will rely on this certificate in rendering your opinion pursuant to Section
7.18 of the Agreement and Plan of Merger, dated as of July 6, 1997, by and among IHS, IHS Sub, and RoTech (the "Merger Agreement") and in connection with your description of certain federal income tax consequences of the Merger in the Proxy Statement/Prospectus of IHS and RoTech. Unless otherwise specified, the capitalized terms used herein are defined in the Merger Agreement or the Proxy Statement/Prospectus of IHS and RoTech.

     In accordance with your request, we hereby represent to you that the following facts are now true and will continue to be true as of the Effective Time of the Merger:

     1. The Merger is being undertaken to enhance the business of RoTech and for other good business purposes of RoTech.

     2. After due inquiry (except that no inquiry was made with respect to Putnam Investments, Inc.), there is no plan or intention on the part of the stockholders of RoTech who own five percent (5%)

September 17, 1997
Page -2-


or more of the RoTech stock, and to the best of the knowledge of the management of RoTech, there is no plan or intention on the part of the remaining stockholders of RoTech to sell, exchange, or otherwise dispose of a number of shares of IHS stock received in the Merger that would reduce the RoTech stockholders' ownership of the IHS stock to a number of shares having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of RoTech stock. For purposes of this paragraph, fractional shares of RoTech stock that are deemed to be received in the Merger in exchange for cash will be treated as outstanding RoTech stock exchanged for IHS stock in the Merger and then disposed of pursuant to a plan. Additionally, for purposes of this paragraph, shares of RoTech stock and shares of IHS stock held by RoTech stockholders and otherwise sold, redeemed or disposed of prior to and in contemplation of the Merger or subsequent to the Merger shall be considered shares of RoTech stock exchange for IHS stock in the Merger and then disposed of pursuant to a plan.

     3. The Merger will be consummated in compliance with the material terms of the Merger Agreement and none of the material terms and conditions therein have been waived or modified and RoTech has no plan or intention to waive or modify further any such material condition.

     4. At the Effective Time of the Merger, the fair market value of the IHS common stock and other consideration to be received by RoTech stockholders in the Merger will be approximately equal to the fair market value of the RoTech stock surrendered by such stockholders in exchange therefor.

     5. Immediately after the Merger, RoTech will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Merger. For the purpose of determining the percentages of the net and gross assets held immediately before the Merger, the following assets will be treated as property held immediately prior to the Merger but not held by RoTech following the Merger: (i) assets disposed of prior to the Merger and in contemplation thereof (including without limitation any asset disposed of, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with IHS regarding the Merger (the "Pre-Merger Period")), (ii) assets used to pay expenses or liabilities incurred by RoTech or its shareholders in connection with the Merger and (iii) assets used to

September 17, 1997
Page -3-


make distributions, redemptions or other payments in respect to stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or during the Pre-Merger Period or that are related thereto (other than regular, normal dividends).

     6. The business conducted by RoTech immediately prior to the Merger will be its historic business.

     7. In the Merger, shares of RoTech common stock representing Control of RoTech will be exchanged solely for voting common stock of IHS. As used in this letter, "Control" means the direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person or entity shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person or entity. For purposes of this representation, shares of RoTech common stock exchanged for cash or other property originating with IHS will be treated as outstanding RoTech stock on the Effective Date of the Merger.

     8. RoTech has no plan or intention to issue additional shares of its stock that would result in IHS losing Control of RoTech.

     9. RoTech and the stockholders of RoTech will pay their respective expenses, if any, incurred in connection with the Merger. RoTech will not pay any of the expenses, if any, of IHS, IHS Sub or the stockholders of RoTech incurred in connection with the Merger.

     10. There is no intercorporate indebtedness existing between IHS and RoTech or between IHS Sub and RoTech that was issued, acquired, or will be settled at a discount as a result of the Merger.

     11. At the Effective Time of the Merger, the fair market value of the assets of RoTech will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

     12. No stock of IHS Sub will be issued in the Merger.

September 17, 1997
Page -4-


     13. RoTech is not and will not be at the Effective Time of the Merger, an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     14. RoTech is not, and will not be at the Effective Time of the Merger, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     15. RoTech is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     16. The payment of cash in lieu of fractional shares of stock of RoTech was not separately bargained for consideration and is being made for the purpose of saving IHS the expense and inconvenience of issuing fractional shares.

     17. At the Effective Time of the Merger, RoTech will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in RoTech that, if exercised or converted, would affect IHS's acquisition or retention of Control of RoTech.

     18. None of the compensation received by any stockholder of RoTech who is (or was) a service provider to RoTech will be separate consideration for, or allocable to, any of his or her shares of RoTech stock, and the compensation paid to any such person will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services. None of the shares of IHS stock received by any shareholder of RoTech who is (or was) a service provider to RoTech will be separate consideration for, or allocable to, past or future services (including any employment agreement or any covenants not to compete).

     19. The terms of the Merger Agreement and all other agreements entered into in connection therewith were the product of arms-length negotiations.

     20. No issuance of RoTech stock or rights to acquire RoTech stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants, or agreements outstanding prior to the Pre-Merger Period.

     21. Attached hereto as Schedule A is a list containing the names of all persons that, to the knowledge of RoTech, owned at any time during the Pre-Merger Period five percent (5%) or more of the total number of outstanding shares of RoTech stock.

September 17, 1997
Page -5-


     22. The Merger Agreement represents the full and complete agreement between IHS, IHS Sub and RoTech regarding the Merger, and there are no other agreements regarding the Merger.

     23. Each of the representations made by RoTech in the Merger Agreement, the Proxy Statement/Prospectus and any other documents associated therewith is true and accurate, and the facts relating to the Merger, as such facts are described in the Proxy Statement/ Prospectus, are, insofar as such facts pertain to RoTech, true, correct and complete in all material respects.

     24. RoTech is authorized to make all of the representations set forth herein.

     RoTech will promptly and timely notify IHS if, after signing this letter, RoTech has reason to believe that (i) any of the facts described herein or in the Proxy Statement/Prospectus or (ii) any of the representations made in this letter are untrue, incorrect or incomplete in any respect.

     You have our permission to attach a copy of this letter to your written opinion.


                                                  Very truly yours,

                                                  RoTech Medical Corporation, a
                                                  Florida corporation



                                                  By:/s/ Stephen P. Griggs
                                                     --------------------------
                                                     Stephen P. Griggs,President

                                   SCHEDULE A

                       Owners of five percent (5%) or more
                       of the total number of outstanding
                      shares of RoTech stock as of 7/31/97



Putnam Investments, Inc.                                               7.6%
One Post Office Square
Boston, Massachusetts 02109

Thayers Colonial Pharmacy, Inc.                                        5.7%
220 Trismen Terrace
Winter Park, Florida  32789